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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)
                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 24, 2009


                             PATAPSCO BANCORP, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in its Charter)



         Maryland                        0-28032               52-1951797
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
of Incorporation)                      File Number)         Identification No.)


               1301 Merritt Boulevard, Dundalk, Maryland           21222
               -------------------------------------------------------------
               (Address of Principal Executive Offices)         (Zip Code)



       Registrant's telephone number, including area code: (410) 285-1010
                                                           --------------

                                 Not applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                EXPLANATORY NOTE

         This Amendment No. 1 to Form 8-K filed on July 27, 2009 by Patapsco Bancorp, Inc. is being filed to include information under Item 2.06.

ITEM 2.06     MATERIAL IMPAIRMENTS
              --------------------

         On July 24, 2009, the Board of Directors of Patapsco Bancorp, Inc. (the "Company") determined to record a $3.0 million goodwill impairment charge during the three months ending June 30, 2009. The goodwill impairment calculation, performed by an independent third party, determined that primarily due to the depressed stock prices of the Company and its peers, the entire amount of goodwill on the balance sheet was impaired. The goodwill resulted from the November 2000 acquisition of Northfield Bancorp and the April 2003 acquisition of Parkville Savings Bank. The goodwill impairment charge has no impact on the regulatory capital ratios of the Company's wholly owned subsidiary, The Patapsco Bank.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       PATAPSCO BANCORP, INC.



Date: October 6, 2009                  By: /s/ Michael J. Dee
                                           -------------------------------------
                                           Michael J. Dee
                                           President and Chief Executive Officer